UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2009

Virage Logic Corporation

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 29, 2009, the Board of Directors (the “Board”) of Virage Logic Corporation (the “Company”) approved cash compensation for J. Daniel McCranie, for his service as Executive Chairman of the Company, consisting of a base salary at an annual rate of $162,500, effective as of March 7, 2009. Mr. McCranie’s compensation will be reviewed by the Board and the Compensation Committee of the Board at or about the beginning of each calendar year. The Board also approved a grant of 11,307 fully vested restricted stock units (“RSUs”) to Mr. McCranie, which amount was calculated using the same formula as the Company uses to determine the number of RSUs granted to its independent directors annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2009	VIRAGE LOGIC CORPORATION

/s/ Brian Sereda
Brian Sereda Vice President of Finance and Chief Financial Officer